                                                                   Exhibit 10.32


THE SENIOR CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

THIS SENIOR CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR PROVINCE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING ANY OF THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.


                             SENIOR CONVERTIBLE NOTE


Date:  September 20, 2002
$500,000.00


FOR VALUE RECEIVED, SMARTIRE SYSTEMS INC., a corporation organized under the laws of the Province of British Columbia (the "BORROWER" or the "CORPORATION") hereby promises to pay to the order of _______ (the "INVESTOR"), the sum of x ($x.00) on December 20, 2002 (the "SCHEDULED MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum. Interest should accrue on the unpaid principal balance hereof from the date hereof (the "ISSUE DATE") when the same becomes due and payable at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 365 day year and shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. Interest on this Note shall be payable on the Scheduled Maturity Date or when this Note is fully converted, fully redeemed or exchanged (if applicable) in accordance with the terms of this Note. At the option of the Borrower, the Borrower shall make payments of interest in lawful money of the United States of America or in shares of the Corporation's common stock (the "COMMON STOCK") determined in accordance with the provisions of this Note. All payments of principal (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as

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the Investor shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note is being issued by the Borrower pursuant to that certain Securities Purchase Agreement, dated as of September 20, 2002, between the Borrower and the Investor (the "SECURITIES PURCHASE AGREEMENT"). The Corporation is issuing Warrants pursuant to the Securities Purchase Agreement (the "WARRANTS").

                                    ARTICLE I
                                   PREPAYMENT

A.   Prepayment at Borrower's Option.

         (i) Except as provided in Paragraph A of this Article I, this Note may not be prepaid at the option of Borrower without the prior written consent of the Investor.

         (ii) The Borrower shall have the right to prepay all of the principal and accrued interest outstanding under this Note for the Optional Prepayment Amount (as defined below), which right shall be exercisable at the times specified below by the Borrower in its sole discretion by delivery of an Optional Prepayment Notice. The "OPTIONAL PREPAYMENT AMOUNT" with respect to this Note means:

                  (a) for the period from the Issue Date until and including the thirtieth (30th) day after the Issue Date, 110% multiplied by the principal amount of this Note plus all accrued and unpaid interest through the date of repayment;

                  (b) for the period from the thirty-first (31st) day after the Issue Date until and including the sixtieth (60th) day after the Issue Date, 115% multiplied by the principal amount of this Note plus all accrued and unpaid interest through the date of prepayment; and

                  (c) for the period from the sixty-first (61st) day until and including the ninetieth (90th) day from the Issue Date, 120% multiplied by the principal amount of this Note plus all accrued and unpaid interest through the date of prepayment.

         (iii) The Borrower shall effect each prepayment under this Article I.A by giving written notice (the "OPTIONAL PREPAYMENT NOTICE") of the date which such prepayment is to become effective (the "EFFECTIVE DATE OF PREPAYMENT") to the Investor at the address and facsimile number of the Investor, which Optional Prepayment Notice shall be deemed to have been delivered on the business day after the Borrower's fax of such notice to the Investor.

         (iv) The Optional Prepayment Amount shall be paid to the Investor on or before the date which is three (3) business days after the Effective Date of Prepayment; provided, however, that the Borrower shall not be obligated to deliver any portion of the Optional Prepayment Amount until this Note is delivered to the office of the Borrower, or the


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

         Investor notifies the Borrower that this Note has been lost, stolen or destroyed and delivers the documentation in accordance with Article V.F hereof. Notwithstanding anything herein to the contrary, in the event that this Note is not delivered to the Borrower prior to the third
         (3rd) business day following the Effective Date of Prepayment, the prepayment of this Note pursuant to this Article I.A shall still be deemed effective as of the Effective Date of Prepayment and the Optional Prepayment Amount shall be paid to the Investor within five
         (5) business days of the date this Note is actually delivered to the Borrower.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

The following terms shall have the following meanings:

A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal United States securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Investor if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported bid price of such security in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC, in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Investor, with the costs of such appraisal to be borne by the Corporation.

B. "CONVERSION AMOUNT" means the principal amount of this Note plus any accrued and unpaid interest thereon through the Conversion Date.

C.   "CONVERSION DATE" means the Scheduled Maturity Date.

D. "CONVERSION PRICE" shall mean the lesser of: (a) an amount which is equal to seventy-five (75) percent of the average of the three (3) lowest Closing Bid Prices for the ten (10) day period ending on the day before the Scheduled Maturity Date; or (b) $1.00.

E. "INTEREST PAYABLE" means accrued interest under this Note as of the date of calculation.


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

                                   ARTICLE III
                                   CONVERSIONS

A.   Payment of Interest in Common Stock; Automatic Conversion.

         (i)  Payment of Interest in Common Stock.

                  (a) If the Corporation elects to make any payment of interest due and payable in accordance with this terms of this Note in shares of Common Stock, the Corporation shall issue to the Investor such number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                                INTEREST PAYABLE
                                CONVERSION PRICE

                  (b) If any payment of interest in accordance with this Article III.A(i) would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon payment in accordance with this Article III.A(i) shall be the next higher whole number of shares.

                  (c) The Corporation shall deliver to the Investor physical certificates representing the Common Stock issuable in accordance with Article III.A(i).

         (ii) Automatic Conversion. If, on the Scheduled Maturity Date, this Note and any accrued and unpaid interest has not been repaid by the Corporation pursuant to Article I.A., then this Note, plus all accrued and unpaid interest due thereon through the Scheduled Maturity Date, shall be automatically converted (the "Automatic Conversion") into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                                CONVERSION AMOUNT
                                CONVERSION PRICE

B. Mechanics of Conversion. In order to effect the Automatic Conversion, the Investor shall surrender or cause to be surrendered this Note to the Corporation. The Corporation shall not be obligated to issue shares of Common Stock upon the Automatic Conversion unless either this Note is delivered to the Corporation as provided above, or the Investor notifies the Corporation that the Note has been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article V.F hereof.

         (i) Delivery of Common Stock Upon Conversion. Upon the surrender of this Note, the Corporation shall, no later than the later of (a) the second (2nd) business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article V.F), issue and deliver to the Investor or its nominee physical certificates representing that number of shares of Common Stock issuable upon conversion of this Note.

         (ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

         (iii) No Fractional Shares. If any conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Note shall be the next higher whole number of shares.

C. Exchange. Subject to the terms and conditions specified in this Article III, until the Scheduled Maturity Date, the Investor shall have a right to participate with respect to the future issuance of securities by the Corporation, whether in the form of debt (including debt which is convertible into equity or in which there is an equity component), equity, or equity-linked securities ("ADDITIONAL SECURITIES"); provided such issuance of Additional Securities is part of an issuance of securities with an aggregate purchase price of at least $1,000,000. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to the Investor in accordance with the following provisions:

         (i) the Corporation shall deliver a notice (the "NOTICE") to the Investor stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered,
         (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities;

         (ii) by written notification received by the Corporation, within 10 days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities which equals the principal amount and accrued interest outstanding under this Note owed to the Investor, by applying the outstanding principal balance and accrued interest under this Note to the purchase price of, and as payment for the Additional Securities, without further consideration; and

         (iii) the exchange right in this Article III.C shall not be applicable to (a) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Corporation for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved by the Board of Directors, or (b) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures (the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital).


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

                                   ARTICLE IV
                      RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On the Issue Date, the Corporation shall reserve one million (1,000,000) shares of the authorized but unissued shares of Common Stock for issuance upon conversion of this Note and upon exercise of the Warrants and thereafter the number of authorized but unissued shares of Common Stock so reserved shall not be decreased and shall at all times be sufficient to provide for the conversion of this Note at the Conversion Price.

                                    ARTICLE V
                                  MISCELLANEOUS

A. Failure or Indulgency Not Waiver. No failure or delay on the part of the Investor in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                        If to the Company:

                        Smartire Systems Inc,
                        Richmond Corporate Centre
                        #150 - 13151 Vanier Place
                        Richmond, British Columbia
                        Canada V6V 2J1
                        Facsimile: (604) 276-2353
                        Attn:  President

                        With a copy simultaneously transmitted by like means to:

                        Clark, Wilson
                        800 - 885 West Georgia Street
                        Vancouver, BC
                        Canada V6C 3H1
                        Facsimile: (604) 687-6314
                        Attn:  Bernard Pinsky

                        If to the Investor:


Each party shall provide notice to the other party of any change in address.


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

C. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Investor.

D. Assignability. This Note shall be binding upon the Corporation and its successors and shall enure to the benefit of the Investor and its successors. This Note is not assignable by the Investor unless the Corporation consents to such assignment.

E. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Corporation irrevocably consents to the jurisdiction of the courts located in the Province of British Columbia in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.

F. Lost or Stolen Note. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of this Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Note, the Corporation shall execute and deliver a new Note of like tenor and date.

G. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to the Investor under this Note (whether upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Investor within five (5) business days.

H. Restrictions on Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws,
(ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold under Rule 144 under the Securities Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

         THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES, OR DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

         REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN
         ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Upon the request of the Investor of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Corporation shall remove the foregoing legend from the certificate and issue to the Investor a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Investor that the Investor is eligible to sell such security under Rule 144 or (ii) a registration statement under the Securities Act covering the resale of such securities is in effect.

I. Status as Note Holder. Upon the Automatic Conversion, (i) the principal amount of this Note and the interest thereon covered thereby shall be deemed converted into shares of Common Stock as of the Conversion Date and (ii) the Investor's rights as a holder of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to the Investor because of a failure by the Corporation to comply with the terms of this Note.

J. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note.

K. Obligation to Cure. If the Corporation is prohibited from issuing shares of Common Stock to the Investor for any reason, the Corporation shall immediately notify the Investor of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders) to eliminate any prohibitions under applicable law or the rules of regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock.

L. Business Day. For purposes of this Note, the term "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the Province of British Columbia are authorized or obligated by law, regulation or executive order to close.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer.

SMARTIRE SYSTEMS INC.



By:
       --------------------------------------------
Name:  Robert Rudman
Title: President


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